EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Gentner Communications Corporation of our report dated August 1, 1997 (except Note 13, as to which the date is September 22, 1997), included in the 1997 Annual Report to
Shareholders of Gentner Communications Corporation.


                                                   ERNST & YOUNG LLP
                                                   /s/

Salt Lake City, Utah
September 29, 1997











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